                                                               EXHIBIT (a)(1)(F)

                              NOTICE OF WITHDRAWAL

                                       OF

                               PREVIOUSLY TENDERED
                          LIMITED PARTNERSHIP UNITS OF
                 AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

                                       TO
                           ARVP III ACQUISITION, L.P.

TO: ARVP III ACQUISITION, L.P.
C/O ACS SECURITIES SERVICES, INC.
3988 N. CENTRAL EXPRESSWAY
BUILDING 5, 6TH FLOOR
DALLAS, TX  75204

Ladies and Gentlemen:

         The following limited partnership units (the "Units") of American Retirement Villas Properties III, L.P. (the "Partnership") previously tendered to ARVP III Acquisition, L.P. ("Purchaser") pursuant to the Offer to Purchase and Consent Solicitation Statement, dated January ___, 2004, are hereby withdrawn.

                         DESCRIPTION OF UNITS WITHDRAWN
                                       AND
                         SIGNATURE OF LIMITED PARTNER(S)

         All registered or beneficial holders of Units must sign exactly as their names appear on the Partnership records and in the same manner as the signature in the previously submitted Agreement of Assignment and Transfer. See Instruction 3.

NUMBER OF UNITS WITHDRAWN:

____________________

X______________________________________   X_____________________________________
      (Signature of Owner)                      (Signature of Joint Owner)

_______________________________________   ______________________________________
           Print Name                                   Print Name

X______________________________________   X_____________________________________
 (Signature of Individual if not Owner)   (Signature of Individual if not Owner)

_______________________________________   ______________________________________

    Print Name, Capacity and Title            Print Name, Capacity and Title

Address: ______________________________   Address: _____________________________
_______________________________________   ______________________________________

Telephone No. (Day): __________________   Telephone No. (Day): _________________

Telephone No. (Evening): ______________   Telephone No. (Evening): _____________

X______________________________________
   (Confirmation of Custodian, if
             applicable)

                           INSTRUCTIONS FOR WITHDRAWAL

                                       OF
                PREVIOUSLY TENDERED LIMITED PARTNERSHIP UNITS OF
                 AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

                                       TO
                           ARVP III ACQUISITION, L.P.

         PLEASE NOTE THAT YOU MAY ONLY WITHDRAW UNITS TENDERED IF THE OFFER REMAINS OUTSTANDING.

         1. DELIVERY OF NOTICE OF WITHDRAWAL FROM THE ARVP III ACQUISITION, L.P. OFFER. If you are withdrawing Units previously tendered pursuant to the Offer to Purchase at Consent Solicitation Statement, dated January ___, 2004 (the "Offer to Purchase and Consent Solicitation Statement"), please complete, execute, detach and send in the enclosed envelope the attached Notice of Withdrawal of Previously Tendered Units of American Retirement Villas Properties III, L.P. (the "Notice of Withdrawal"), to:

                           ARVP III ACQUISITION, L.P.
                        C/O ACS SECURITIES SERVICES, INC.
                           3988 N. CENTRAL EXPRESSWAY
                              BUILDING 5, 6TH FLOOR
                                DALLAS, TX 75204

         ARVP III ACQUISITION, L.P. (THE "PURCHASER") MUST RECEIVE THE NOTICE OF WITHDRAWAL PRIOR TO THE WITHDRAWAL EXPIRATION DATE SET FORTH IN THE OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT, UNLESS PURCHASER EXTENDS THE DATE.

         2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, please list such additional information on a separate schedule and attach the separate schedule to the Notice of Withdrawal.

         3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Agreement of Assignment and Transfer relating to the Offer, in the same manner as such Agreement of Assignment and Transfer was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase and Consent Solicitation Statement are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

         4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to ACS Securities Services, Inc. at its address and phone number listed below. Additional copies of this Notice of Withdrawal may also be obtained from ACS Securities Services, Inc.

                         ACS SECURITIES SERVICES, INC.
                           3988 N. CENTRAL EXPRESSWAY
                             BUILDING 5, 6TH FLOOR
                                DALLAS, TX 75204
                              TEL.: (866) 275-3707